EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-223095, 333-76346, 333-61994, and 333-64991) of Boston Scientific Corporation,

(2)	Registration Statement (Form S-4 Nos. 333-22581 and 333-131608) of Boston Scientific Corporation, and

(3)
Registration Statement (Form S-8 Nos. 333-25033, 333-25037, 333-36636, 333-61056, 333-61060, 333-76380, 333-98755, 333-111047, 333-131608, 333-133569, 333-134932, 333-151280, 333-174620, 333-174622, 333-188905, and 333-196672) pertaining to the Employees' Savings Plan of Boston Scientific Corporation;

of our reports dated February 19, 2019, with respect to the consolidated financial statements and schedule of Boston Scientific Corporation and the effectiveness of internal control over financial reporting of Boston Scientific Corporation included in this Annual Report (Form 10-K) of Boston Scientific Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 19, 2019